ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

IDEAEDGE, INC.

ID#: 19901048370

Socialwise, Inc., a Colorado corporation (the “Corporation”), having its principal office at 6440 Lusk Blvd., Suite 200, San Diego California 92121, hereby certifies to the Department of Corporations of Colorado that:

FIRST:

The Corporation desires to amend its Articles of Incorporation (the “Articles”) as currently in effect.

SECOND:

The Articles are hereby amended as of May 12, 2011 to read as follows:

ARTICLE V shall be deleted in its entirety and replaced with the following:

ARTICLE V

A. CLASSES AND NUMBER OF SHARES. The total number of shares of stock of all classes which the Corporation shall have authority to issue is 310,000,000 shares of which (i) 300,000,000 shares are Common Stock, par value $.001 per share (“Common Stock”), and (ii) 10,000,000 shares are Preferred Stock, par value $.001 per share (“Preferred Stock”).

THIRD:

This amendment to the Articles has been duly authorized and approved by the Board of Directors and shareholders of the Corporation as required by law.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to Articles to be signed in its name and on its behalf by its President and witnessed by its Secretary.

/s/ Mark Sandson

Mark Sandson, President

/s/ Jonathan Shultz

Jonathan Shultz, Secretary